Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. to Acquire Casual Footwear Brand HEYDUDE™
Creating A Leader in Global Casual Footwear
Transaction Expected to be Immediately Accretive to 2022 Revenue Growth, Operating Margin and Earnings
___________________________________________________________________________

BROOMFIELD, COLORADO — December 23, 2021 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today announced that it has entered into a definitive agreement to acquire HEYDUDE™, a privately-owned casual footwear brand, for $2.5 billion.

“With the acquisition of HEYDUDE, we are thrilled to add another high-growth, highly profitable brand to our portfolio,” said Andrew Rees, Chief Executive Officer of Crocs. “We believe HEYDUDE’s casual, comfortable and lightweight products are aligned to long-term consumer trends and are a perfect fit for Crocs. We intend to leverage our global presence, best-in-class marketing and scale infrastructure to build upon HEYDUDE’s strong foundation and create significant shareholder value. We truly admire the business that founder Alessandro Rosano has built and are honored to welcome the HEYDUDE team to Crocs.”

HEYDUDE founder and Chief Executive Officer, Alessandro Rosano said, “We founded HEYDUDE in Italy in 2008, to develop comfortable, versatile and accessible footwear. We are proud of the brand we built and are honored to become a part of Crocs, a company perfectly positioned to take HEYDUDE to the next level. We have long admired the Crocs business and are excited to have them bring HEYDUDE’s comfort, craftsmanship, and style to consumers globally.”

Crocs Executive Vice President and Chief Financial Officer, Anne Mehlman said, “HEYDUDE has experienced incredible growth in revenue and profits over the past few years. HEYDUDE is expected to be immediately accretive to our high revenue growth, industry-leading operating margins and earnings. We expect the combined business to generate significant free cash flow, enabling us to quickly deleverage while investing to support future growth. We are excited about the combination and are confident in our ability to deliver long-term shareholder value.”

Transaction Details

The purchase price of $2.5 billion, subject to customary closing adjustments, will be funded by $2.05 billion in cash and $450 million in Crocs shares issued to Mr. Rosano based on the average of the daily volume-weighted average price of our stock for the 20 days immediately prior to the signing date. We expect to enter into a $2.0 billion Term Loan B Facility and borrow $50 million under the Company’s existing Senior Revolving Credit Facility to fund the cash consideration. The transaction is expected to close in the first quarter of 2022, subject to customary closing conditions and regulatory approval.

Upon completion of the transaction, HEYDUDE will operate as a standalone division. Alessandro Rosano, founder of HEYDUDE, will continue to lead innovative product development as Strategic Advisor and Creative Director. As part of this transaction, Rick Blackshaw was hired to join HEYDUDE as Executive Vice President and Brand President. Mr. Blackshaw brings over 25 years of footwear experience and most recently served as the CEO at CCM Hockey and previously held positions as the President of Sperry, President of Keds, and Vice President / General Manager of the Chuck Taylor division of Converse. Mr. Blackshaw will be a member of the Crocs Executive Leadership Team and report to CEO Andrew Rees.

Additional details about the transaction are contained in a presentation on the Investor Relations section of the Crocs website, investors.crocs.com.

Citi is serving as financial advisor to Crocs, with Perkins Coie LLP and Bird & Bird as legal advisors. LVC Asia Pacific Ltd. is serving as financial advisor to HEYDUDE, with Chiomenti, Deacons, Cozen O’Connor, Sullivan & Cromwell and Croon Law Group LLC as legal advisors.

Conference Call Information

A conference call to provide additional details regarding the transaction and the strategic rationale supporting it is scheduled for today, Thursday, December 23, 2021, at 8:30 am ET. Conference call details may be found at the Investor Relations section of the Crocs website, investors.crocs.com. An investor presentation will also be available at the same location beginning at approximately 7:00 am ET today and will be archived at the same location.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2021, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram, and Twitter.

About HEYDUDE™

HEYDUDE™ designs comfortable, versatile and accessible footwear and accessories. Founded in Italy in 2008, HEYDUDE puts tireless attention to detail and a passion for impeccable craftsmanship into every pair of HEYDUDE shoes. HEYDUDE believes its innovative, ultra-light comfort and casual yet versatile style are a winning combination. Please visit www.heydudeshoes.com or follow @heydudeshoes on Facebook and Instagram, and @heydudeshoesUSA on Twitter.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our plans, commitments, objectives, and expectations that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.

These statements include, but are not limited to, statements regarding the anticipated consummation of the acquisition of HEYDUDE and the timing and benefits thereof, Crocs’ strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio and our ability to create and deliver shareholder value. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: risks related to Crocs’ ability to complete the transaction on the proposed terms and schedule or at all; whether the closing conditions will be satisfied; the failure (or delay) to receive the required regulatory approvals relating to the transaction; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for HEYDUDE and its products, including uncertainty of the expected financial performance of HEYDUDE and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the possibility that if Crocs does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Crocs’ shares could decline; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements, except as required by applicable law.

Category:Investors
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